Exhibit 99.1

Playboy Reports Fourth Quarter and Full Year 2025
Financial Results

Q4 Revenue of $34.9 Million, Net Income of $3.6 Million & Adjusted EBITDA of $7.1 Million, or $8.0 Million Excluding Litigation Expenses

LOS ANGELES – March 16, 2026 (GLOBE NEWSWIRE) – Playboy, Inc. (NASDAQ: PLBY) (the “Company” or “Playboy”), a global pleasure and leisure company connecting consumers with products, content, and experiences that help them lead happier, more fulfilling lives, today announced financial and operational results for the fourth quarter and full year ended December 31, 2025.

Financial Summary

($ in millions)	Q4 2025	Q4 2024	% Change
Revenues	$34.9	$33.5	4%
Operating Expenses	$(32.2)	$(37.9)	(15)%
Net Income (Loss)	$3.6	$(12.5)	129%
Adj. EBITDA (non-GAAP)	$7.1	$(0.1)	7200%

Fourth Quarter 2025 & Recent Operational Highlights:

•Licensing revenue remains highly predictable and recurring, with 90% of fiscal year 2025 licensing revenue supported by contractual guarantees and over $343 million in unrecognized future revenue.

•Honey Birdette posted fourth quarter of 2025 sales growth of 9%, with gross product margin expanding to 77.8%. The brand’s new loyalty program has reached ~80,000 members since its mid-October launch, and management sees the business as a future monetization opportunity for future deleveraging.

•Announced a major partnership with UTG Brands Management Group (“UTG”) for Playboy’s China licensing business, which includes $122 million in contracted cash payments, including a $45 million purchase price for 50% of the China licensing business to be paid over two years, $67 million in guaranteed minimum distributions over eight years, and $10 million to be paid for brand support services over two years.

•Decreased senior debt by nearly $58 million to $160 million from the third quarter of 2024 to the fourth quarter of 2025, demonstrating ongoing commitment to balance sheet improvement. In the first quarter of 2026, Playboy announced almost $52 million of proceeds from the payments from UTG will be used to further pay down debt.

•Selected an experienced hospitality operating partner for the planned Miami Beach Playboy Club and signed a non-binding letter of intent to raise capital from third parties for the build-out, with a structure designed to limit the Company’s capital risk while enabling participation through licensing fees, membership revenue, and brand association.

•Appointed David Miller as Playboy’s President, Media & Brand and Phillip Picardi as its Chief Brand Officer and Editor-in-Chief, strengthening the leadership team to drive content strategy, digital platform growth, and media monetization.

Management Commentary

Ben Kohn, Chief Executive Officer of Playboy, commented, “Our strong 2025 results reflect a successful transformation into a focused, asset-light platform. We delivered revenue growth and further streamlined our balance sheet, all while advancing each of our four strategic pillars, with a clear path to pay down a further $52 million in debt through our licensing partnership with UTG.

“The UTG partnership is expected to be pivotal to growing our China licensing business, and it will deliver $122 million in cash payments, with almost $52 million to be used for debt reduction. Combined with our high-margin licensing base of over $343 million in unrecognized future revenue, a strengthening Honey Birdette business with expanding margins, and a reinvigorated content engine driving audience growth through Playboy magazine and related promotions, as well as other original programming, every pillar of the business is executing.

“As we enter 2026, we are positioned for sustainable, profitable growth with a strengthening balance sheet, clear growth momentum across licensing, media, and direct-to-consumer, and significant upside from the UTG partnership. Our magazine relaunch continues to generate cultural momentum, with a major female music star with over 70 million Instagram followers recently announced as our newest cover feature. I look forward to continued execution in the months ahead as we strive to deliver sustainable, long-term value for my fellow shareholders,” concluded Kohn.

Fourth Quarter 2025 Financial Results

Revenue increased to $34.9 million, as compared to $33.5 million in the fourth quarter of 2024. The increase reflects continued strength in the Company’s global licensing business, further supported by strong Honey Birdette performance.

Operating expenses decreased to $32.2 million, as compared to $37.9 million in the fourth quarter of 2024. The decrease was due primarily to a 15% reduction in selling and administrative expenses as a result of the Company’s continuing effort to improve operational efficiency.

Net income increased to $3.6 million, or $0.03 per share, a significant improvement as compared to a net loss of $12.5 million, or a net loss of $0.15 per share, in the fourth quarter of 2024. The improvement reflects the Company’s continued focus on operational efficiency and disciplined cost management, as well as reduced interest expense resulting from ongoing deleveraging efforts and a benefit from income taxes.

Adjusted EBITDA increased to $7.1 million, compared to an adjusted EBITDA loss of $0.1 million in the fourth quarter of 2024. Excluding litigation expenses, Adjusted EBITDA would have been $8.0 million.

Full Year 2025 Financial Results

Revenue increased to $120.9 million compared to $116.1 million in 2024, reflecting a year-over-year increase of $4.8 million, or 4%, primarily due to the continued strength of Playboy’s licensing business and higher Honey Birdette revenue.

Operating expenses decreased to $129.0 million, as compared to $167.0 million in 2024, reflecting a year-over-year decrease of $38.0 million. The decrease was due primarily to a $22.0 million decrease in expenses related to the revamp of our digital businesses and lower non-cash asset impairment charges of $24.0 million, partly offset by higher severance of $1.8 million due to the reduction of headcount, a one-time settlement expense of $2.4 million and higher legal expenses and fees of $3.0 million due to additional litigation expenses.

Net loss improved to $12.7 million, as compared to a net loss of $79.4 million in 2024.

Adjusted EBITDA improved to $17.0 million from an adjusted EBITDA loss of $6.3 million in 2024. Excluding litigation expenses, Adjusted EBITDA would have been $21.9 million.

Balance Sheet: As of December 31, 2025, Playboy had $42.8 million in cash on its balance sheet, as compared to $33.3 million as of December 31, 2024.

Conference Call

Management will host an investor conference call at 5:00 p.m. Eastern time on Monday, March 16, 2026 to discuss the Company’s fourth quarter and full year 2025 financial results, provide a corporate update, and conclude with Q&A from telephone participants. To participate, please use the following information:

Q4 & Full Year 2025 Earnings Conference Call Details

Date: Monday, March 16, 2026
Time: 5:00 p.m. Eastern time
U.S. Dial-in: 1-877-423-9813
International Dial-in: 1-201-689-8573
Conference ID: 13758765
Webcast: https://viavid.webcasts.com/starthere.jsp?ei=1752753&tp_key=a47cd9e3e0

Please join at least five minutes before the start of the call to ensure timely participation. A telephone playback of the call will be available through Thursday, April 16, 2026. To listen, please call 1-844-512-2921, using replay pin number 13758765. A webcast replay will be available using the webcast link above.

About Playboy, Inc.

Playboy (Nasdaq: PLBY) is a global pleasure and leisure company, built on one of the most globally recognized brands. By leveraging its iconic intellectual property, Playboy pursues an asset-light model across licensing, digital content, consumer products and experiential offerings, helping consumers worldwide to live more fulfilling lives. To learn more, please visit https://investors.playboy.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. The Company’s actual results may differ from their expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect”, “estimate”, “project”, “budget”, “forecast”, “anticipate”, “intend”, “plan”, “may”, “will”, “could”, “should”, “believes”, “predicts”, “potential”, “continue”, and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s expectations with respect to future performance, growth plans and anticipated financial impacts of its strategic opportunities and corporate transactions.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from those discussed in the forward-looking statements. Factors that may cause such differences include, but are not limited to: (1) the inability to maintain the listing of the Company’s shares of common stock on Nasdaq; (2) the risk that the Company’s completed or proposed transactions disrupt the Company’s current plans and/or operations, including the risk that the Company does not complete any such proposed transactions or achieve the expected benefits from any transactions; (3) the ability to recognize the anticipated benefits of corporate transactions, commercial collaborations, cost reduction initiatives and proposed transactions, which may be affected by, among other things, competition, the ability of the Company to grow and manage growth profitably, and the Company’s ability to retain its key employees; (4) costs related to being a public company, corporate transactions, commercial collaborations and proposed transactions; (5) changes in applicable laws or regulations; (6) the possibility that the Company may be adversely affected by global hostilities, supply chain delays, inflation, interest rates, tariffs, foreign currency exchange rates or other economic, business, and/or competitive factors; (7) risks relating to the uncertainty of the projected financial information of the Company, including changes in the Company’s estimates of cash flows and the fair value of certain of its intangible assets, including goodwill; (8) risks related to the organic and inorganic growth of the Company’s businesses, and the timing of expected business milestones; (9) changing demand or shopping patterns for the Company’s products and services; (10) failure of licensees, suppliers or other third-parties to fulfill their obligations to the Company; (11) the Company’s high concentration of licensing revenue from a small number of licensees; (12) the Company’s ability to comply with the terms of its indebtedness and other obligations; (13) changes in financing markets or the inability of the Company to obtain financing on attractive terms; and (14) other risks and uncertainties indicated from time to time in the Company’s annual report on Form 10-K, including those under “Risk Factors” therein, and in the Company’s other filings with the Securities and Exchange Commission. The Company cautions that the foregoing list of factors is not exclusive, and readers should not place undue reliance upon any forward-looking statements, which speak only as of the date which they were made. The Company does not undertake any obligation to update or revise any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based.

Investor Relations Contact
Lucas A. Zimmerman
Managing Director
MZ Group - MZ North America
+1 (949) 259-4987
PLBY@mzgroup.us

Public Relations Contact
press@playboy.com

Playboy, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net revenues	$34,911	$33,493	$120,928	$116,135
Costs and expenses:
Cost of sales	(9,331)	(9,780)	(35,077)	(41,780)
Selling and administrative expenses	(22,832)	(26,853)	(91,029)	(98,716)
Impairments	—	(1,356)	(2,087)	(26,078)
Other operating income (expense), net	1	42	(763)	(399)
Total operating expense	(32,162)	(37,947)	(128,956)	(166,973)
Operating income (loss)	2,749	(4,454)	(8,028)	(50,838)
Nonoperating (expense) income:	—
Interest expense	(2,504)	(4,008)	(8,225)	(23,689)
Other income (expense), net	693	(3,196)	2,355	(1,722)
Total nonoperating expense	(1,811)	(7,204)	(5,870)	(25,411)
Income (loss) before income taxes	938	(11,658)	(13,898)	(76,249)
Benefit (expense) from income taxes	2,650	(885)	1,226	(3,148)
Net income (loss)	3,588	(12,543)	(12,672)	(79,397)
Net income (loss) attributable to Playboy, Inc.	$3,588	$(12,543)	$(12,672)	$(79,397)
Net income (loss) per share, basic	$0.03	$(0.15)	$(0.13)	$(1.04)
Net income (loss) per share, diluted	$0.03	$(0.15)	$(0.13)	$(1.04)
Weighted average shares, basic	111,238,862	83,893,637	100,264,706	76,048,609
Weighted average shares, diluted	114,803,733	83,893,637	100,264,706	76,048,609

Adjusted EBITDA Reconciliation
This release presents the financial measure earnings (net income or loss) before interest, income tax expense or benefit, and depreciation and amortization (“EBITDA”). “Adjusted EBITDA” is defined as EBITDA adjusted for stock-based compensation and other special items determined by management. Adjusted EBITDA is intended as a supplemental measure of our performance that is neither required by, nor presented in accordance with, GAAP. We believe that the use of EBITDA and Adjusted EBITDA provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial measures with those of comparable companies, which may present similar non-GAAP financial measures to investors. However, investors should be aware that when evaluating EBITDA and Adjusted EBITDA, we may incur future expenses similar to those excluded when calculating these measures. In addition, our presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items. Our computation of Adjusted EBITDA may not be comparable to other similarly titled measures computed by other companies, because not all companies may calculate Adjusted EBITDA in the same fashion.
In addition to adjusting for non-cash stock-based compensation, non-cash charges for the fair value remeasurements of certain liabilities and non-recurring non-cash impairments, asset write-downs and inventory reserve charges, we typically adjust for non-operating expenses and income, such as nonrecurring special projects, including related consulting expenses, transition expenses, settlements, nonrecurring gain or loss on the sale of assets, expenses associated with financing activities, and reorganization and severance expenses that result from the elimination or rightsizing of specific business activities or operations.
Because of the limitations described above, EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using EBITDA and Adjusted EBITDA on a supplemental basis. Investors should review the reconciliation of net income (loss) to EBITDA and Adjusted EBITDA below and not rely on any single financial measure to evaluate our business.

The following table reconciles the Company’s net income (loss) to EBITDA and Adjusted EBITDA:

GAAP Net Income (Loss) to Adjusted EBITDA Reconciliation
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net income (loss)	$3,588	$(12,543)	$(12,672)	$(79,397)
Adjusted for:
Interest expense	2,504	4,008	8,225	23,689
(Benefit) expense from income taxes	(2,650)	885	(1,226)	3,148
Depreciation and amortization	709	835	3,038	7,007
EBITDA	4,151	(6,815)	(2,635)	(45,553)
Adjusted for:
Licensing commissions settlement	—	—	2,400	—
Transition expenses	—	—	5,000	—
Severance	4	576	2,713	886
Stock-based compensation	1,213	1,970	4,715	7,311
Impairments	—	1,356	2,087	26,078
Adjustments	1,757	2,783	2,758	5,025
Adjusted EBITDA	$7,125	$(130)	$17,038	$(6,253)